Exhibit 10.7
AMENDMENT TO OUTBACK STEAKHOUSE, INC.

PARTNER EQUITY PLAN

WHEREAS, in connection with the transactions contemplated by the Agreement and Plan of Merger among Kangaroo Holdings, Inc., Kangaroo Acquisition, Inc. and Outback Steakhouse, Inc. (the “Company”), dated as of November 5, 2006 (the “Merger Agreement”), the Board of Directors (the “Board”) and the Compensation Committee of the Board of Directors (the “Committee”) have determined as required by the Merger Agreement to amend and construe the Outback Steakhouse, Inc. Partner Equity Plan (the “Plan”) as permitted by Section 7 of the Plan.

NOW THEREFORE, the Plan is hereby amended effective immediately with respect to all accounts thereunder, as follows:

The following Section 3.7 is hereby added after Section 3.6 of the Plan:

3.7 Effect of the Merger. Notwithstanding anything to the contrary in the Plan or otherwise, effective as of the “Effective Time” (as defined in the Agreement and Plan of Merger among Kangaroo Holdings, Inc., Kangaroo Acquisition, Inc. and the Corporation, dated as of November 5, 2006 (the “Merger Agreement”), the phantom shares of Company Stock credited to each Participant’s Account will be converted into an obligation to pay cash with a value equal to the product of (A) the “Merger Consideration” (as defined in the Merger Agreement) and (B) the number of shares of Company Stock credited in such Account (the “Converted Account”). From and after the Effective Time, the amounts credited to a Participant’s Converted Account will be eligible to be invested by such Participant in the investment alternatives available under the Partner Equity Deferred Compensation Diversified Plan and, except for such administrative changes as may be necessary to effectuate the foregoing, the Converted Account will be administered in accordance with the payment schedule and consistent with the terms of the Plan.

Except as expressly modified hereby, the terms and provisions of the Plan shall remain in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Amendment shall be void ab initio and of no force and effect.